1 Second Quarter 2023 Shareholder Letter Bangkok, Thailand

“We are proud to report strong sales and same-Shack sales in the second quarter in addition to Shack-level operating profitability of 21% - the highest since 2019 and ahead of our expectations as we showed solid progress against our Strategic Priorities. Sales trends improved in June and strengthened through July, which ended at 4.5% same-Shack sales. We showed progress along our disciplined growth trajectory, opened 23 Shacks worldwide and began development work toward more efficient Shack design templates to target bringing down next year's cost to build by 10% year-over-year as we improve returns over the long term, “ said Chief Executive Officer, Randy Garutti. “We recently implemented several Operational Improvement Initiatives to help drive sustainable enhancements to our restaurant profitability that showed positive signs in the second quarter. With these, in addition to accelerating our kiosk retrofit strategy and doubling our kiosk sales year-over-year, we delivered Shack-level operating profit margin expansion of 240 bps2 year-over-year and grew Adjusted EBITDA by more than 60% versus last year. We expect to build on our success in coming quarters,” said Chief Financial Officer, Katie Fogertey. Q 2 2 0 2 3 H I G H L I G H T S System-wide Sales $426.3m 21.2% growth year-over-year. Same-Shack Sales (SSS) Growth +3.0% Led by higher menu price and double-digit in-Shack SSS growth. Shack-level Operating Profit Margin1 21.0% 240 bps2 higher versus last year as we showed strong progress on our operational Strategic Priorities. 2 B U S I N E S S O V E R V I E W 1. Shack-level operating profit, Shack-level operating profit margin, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. 2. Second quarter 2022 Shack-level operating profit margin was 19.0%, adjusted for the reclassification of certain marketing expenses from Other operating expenses to G&A expenses. Excluding the ~40 bps benefit from leadership retreat sponsorship credits, second quarter 2022 Shack-level operating profit margin was 18.6%. SECOND QUARTER 2023 HIGHLIGHTS: • Total revenue grew 17.8% year-over-year to $271.8m. • Shack sales grew 17.4% year-over-year to $261.8m. • Licensing revenue grew 29.8% year-over-year to $10.0m. • System-wide sales grew 21.2% year-over-year to $426.3m. • Average weekly sales (AWS) grew 1.3% year-over-year to $77k. • Same-Shack sales (SSS) grew 3.0% year-over-year. • Operating income of $4.7m. • Shack-level operating profit margin1 of 21.0% of Shack sales. • Net income of $7.2m. • Adjusted EBITDA1 of $37.1m, up 61.9% year-over-year. • Net income attributable to Shake Shack Inc. of $6.9m, or earnings of $0.16 per diluted share. • Adjusted pro forma net income1 of $7.9m, or earnings of $0.18 per fully exchanged and diluted share. • Opened 10 new domestic Company-operated Shacks, including 4 drive-thrus. Opened 13 new licensed Shacks, including locations in Thailand and China.

$76K $73K $76K $73K $77K 2Q22 3Q22 4Q22 1Q23 2Q23 $231M $228M $239M $253M $272M 2Q22 3Q22 4Q22 1Q23 2Q23 395 402 436 449 471 2Q22 3Q22 4Q22 1Q23 2Q23 $352M $353M $364M $395M $426M 2Q22 3Q22 4Q22 1Q23 2Q23 1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and twenty-six weeks ended June 28, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results. 2. Second quarter 2022 Shack-level operating profit margin was 19.0%, adjusted for the reclassification of certain marketing expenses from Other operating expenses to G&A expenses. Excluding the ~40 bps benefit from leadership retreat sponsorship credits, second quarter 2022 Shack-level operating profit margin was 18.6%. 3. Shack-level operating profit, Shack-level operating profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation. Total Revenue Adjusted EBITDA3 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 2 2 0 2 3 H I G H L I G H T S C O N T I N U E D P R O G R E S S A G A I N S T O U R 2 0 2 3 S T R A T E G I C P R I O R I T I E S 3 Total revenue grew 17.8% year-over-year. System-wide sales grew 21.2% year-over-year. AWS grew 1.3% year-over-year. System-wide unit count grew 19.2% year-over-year, including versus 2Q2022: • 40 new domestic Company-operated Shack openings. • 39 new licensed Shack openings. $23M $20M $20M $28M $37M 2Q22 3Q22 4Q22 1Q23 2Q23 Adjusted EBITDA grew 61.9% year-over-year to 13.6% of Total revenue versus 9.9% of Total revenue in 2Q2022. $42M $36M $44M $45M $55M 18.6% 16.4% 19.0% 18.3% 21.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 2Q22 3Q22 4Q22 1Q23 2Q23 Shack-level Operating Profit1,2,3 % label indicates Shack-level operating profit margin.1,2,3 Shack-level operating profit grew 32.3% year-over-year, excluding the benefit from retreat credits in 2Q2022. excl. retreat credits

4 TO O U R S H A R E H O L D E R S Despite ongoing macro and inflationary pressures, we improved profitability in the second quarter through efficiency and discipline across our restaurants, G&A, and Capex investments. Importantly, we have line of sight to further improve our long-term company and unit returns. In the second quarter, we expanded our Shack-level operating profit margin by 240 bps1 year-over-year to 21.0%, the highest level we have achieved in over three years. This was despite persistent inflation and moderate sales pressures from selling out of an LTO ahead of schedule and some recent openings sharing sales – mostly in delivery – with Shacks already in our comp base. Later in the second quarter, we brought back a fan favorite LTO, Maker’s Mark™ Bourbon Bacon Burger, that helped drive stronger trends in the end of June and July. Our unique and elevated LTOs are an important way that we drive guest engagement through all channels, overall SSS%, and profitability. Additionally, we executed several areas of operational improvement in the second quarter, with the aim of growing profitability and building an enduring brand. These included retrofitting more Shacks with kiosks, building back staffing and hours, and implementing strategies for labor and input cost optimization, among others. Taken together, our initiatives contributed to a substantial portion of the 240 bps1 year-over-year improvement in our Shack-level operating profit margin for 2Q2023. Through our efforts to improve our restaurant profitability and discipline across other expense lines, we expanded Adjusted EBITDA by 370 bps year-over-year to $37.1m of Adjusted EBITDA or 13.6% of Total revenue; the highest quarterly level we have produced on record. We opened 23 Shacks in the quarter, 10 domestic Company-operated and 13 with our licensed partners. Our 2023 cost to build is tracking to $2.6m, net of tenant improvements, and was impacted by several Shacks that ran significantly over budget. With our development improvement plans, including work around standardization and cost optimization, we are targeting our Class of 2024 net build costs to decline by approximately 10% versus Class of 2023. We are already seeing evidence that we have the right strategy to lower our build costs in the coming years as new prototypes come into design. While macro risks and inflationary pressures remain, we believe we have the right plan in place to continue to make Shake Shack a more profitable growth company that generates stronger returns. With our solid execution of our Strategic Priorities, we have increased our guidance for FY2023 Shack-level operating profit margin to 19.25% to 20.0% and FY2023 Adjusted EBITDA to $120m - $130m. August 3, 2023 1. Second quarter 2022 Shack-level operating profit margin was 19.0%, adjusted for the reclassification of certain marketing expenses from Other operating expenses to G&A expenses. Excluding the ~40 bps benefit from leadership retreat sponsorship credits, second quarter 2022 Shack-level operating profit margin was 18.6%. West End, OR

2023 STRATEGIC PRIORITIES

2Q PROGRESS

Recruit, Reward & Retain a Winning Team

We prioritize our people, with continued investments in recruitment and retention to optimize our business.

- Focused retention strategies resulted in our lowest turnover in over 2 years.
- Improved how we train and open at new Shacks to drive efficiencies.
- Optimized scheduling and expanded operating hours with added staff.

Focus on the Guest Experience

Create crave-able experiences through operational, digital and culinary excellence.

- Sold out of highly successful White Truffle LTO ahead of schedule and brought back Maker's Mark™ Bourbon Bacon Burger in June.
- 2Q LTR improved year-over-year driven by shortened wait times, higher order accuracy, and meal quality.
- Launched new caffeinated-lemonades, non-Dairy Shake, new Veggie Burger, and Summer Shake Duo.

Targeted Development Strategy

A balanced portfolio of formats, including drive-thrus, allows us to maximize our potential in each market.

- Opened 10 domestic Company-operated and 13 licensed Shacks in 2Q2023.
- FY2023 guide: Open approximately 40 Company-operated and approximately 35 new licensed Shacks.

Improve Shack-level Operating Profit Margins

We are improving Shack profitability by driving sales, optimizing labor, improving off-premise profitability, tactical menu pricing and supply chain initiatives.

- Identified and executed programs that improved Shack profitability including dynamic labor scheduling, kiosks, and waste & packaging reduction.
- Our operational improvement strategies lay groundwork for further expansion in coming quarters.
- Raised FY2023 Shack-level operating profit margin guide: 19.25% - 20.0%.

Invest with Discipline for Strong Returns

We focus our development, digital and other investments on growth opportunities with strong return potential.

- Implementing strategies to reduce build costs by approximately 10% in FY2024 versus elevated FY2023 levels and expand returns over time.
- Targeting G&A leverage in 2023 and beyond while investing in opportunities for growth.
- Increased FY2023 Adj. EBITDA guide: $120m - $130m.

5

AWS AND SAME-SHACK SALES[1,2] (SSS)

AWS GROWTH LED BY IN-SHACK PERFORMANCE

Second quarter AWS was $77k, led by strength in our in-Shack channels and strong recent Shack openings. Our performance was also supported by a higher mix of sales going through our kiosk channel.



Q2 2023 AWS $77K
$76K
$73K
$76K
$73K
$77K
$75K
$77K
$77K
Total YoY Shack Sales Growth
23%
17%
17%
24%
17%
15%
20%
22%
Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
Fiscal April 2023
Fiscal May 2023
Fiscal June 2023
Fiscal July 2023

Same-Shack sales grew 3.0% year-over-year in 2Q2023, building on a strong 10.1% SSS% in 2Q2022, led by menu price and a return to in-Shack sales.

- **Traffic declined (1.3%) while lapping a particularly strong prior year, with in-Shack traffic growth of 4.7% year-over-year and delivery traffic declining.** We realized a planned short-term traffic offset in select areas where we are deepening our footprint and opening Shacks closer to others. This impact was heavily weighted in delivery and concentrated in California and on the East Coast. We are building out select markets to realize greater economies of scale over time. However, it will take some time for the combined areas to stabilize, acquire more new guests, and drive greater frequency.

- **Price/mix grew 4.3%** supported by blended high single-digit menu price, offset by modest mix pressures as more guests returned to in-Shack dining. Mix also saw a sequential headwind versus 1Q due to White Truffle selling out faster than expected. We lapped our March 2022 3.5% menu price increase and an additional 5% premium on delivery channels with a 2% increase in the back half of the second quarter 2023 to maintain high single-digit menu prices.

July AWS held strong at $77k and SSS% grew 4.5% year-over-year driven by high single-digit pricing, with sequential improvement driven by improving mix. Total Shack sales were up 22% year-over-year in July and we generated a record high AWS in our kiosk channel, our highest margin channel. Our positive sales trends coincided with the late June LTO launch of our Maker's Mark™ Bourbon Bacon Burger, which ran through July. Our digital sales trends were consistent with trends exiting the second quarter.

2Q2023 SSS%[1,2] UP 3%, LED BY IN-SHACK



Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
10%
8%
2%
6%
3%
3%
6%
5%
(1%)
10%
6%
5%
4%
3%
(1%)
Total SSS %
Traffic %
Price/Mix %

REGIONS SSS%[1,2] VERSUS PRIOR YEAR



Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
First Quarter 2023
Second Quarter 2023
28%
11%
6%
5%
4%
5%
4%
4%
1%
(0%)
NYC (incl. Manhattan)
South
West
Northeast
Midwest

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics.
2. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are not excluded.

6

LICENSED BUSINESS GROWTH

We grew our Licensing revenue by 29.8% year-over-year to $10.0m. We grew Licensing sales[1] by 27.9% to $164.5m, as we executed well across our regions, in particular domestic roadways and airports, and opened 39 new licensed Shacks since 2Q2022. Our domestic business is now nearly the same sales contribution as our largest region, China. Notably, our domestic roadways grew sales in the quarter nearly 200% year-over-year with 3 openings since 2Q2022. FX was a modest headwind to our sales in the quarter.

In the second quarter, we opened 13 new Shacks with our licensed partners, and 7 more in the third quarter-to-date. During the second quarter, we opened our first international drive-thru in Dubai. We had multiple launches across Asia including three new cities in China, Quezon City in the Philippines and Bangkok, Thailand. With 208 licensed Shacks across domestic and international markets, up 24% versus prior year, we see solid demand to open more Shacks. We expect our partners to open approximately 35 new licensed Shacks in 2023.

WE GREW LICENSING SALES 28% VERSUS LAST YEAR

	Second Quarter 2022	Third Quarter 2022	Fourth Quarter 2022	First Quarter 2023	Second Quarter 2023
Licensing Sales	$128.6M	$133.7M	$134.1M	$150.5M	$164.5M
YoY Licensing Sales Growth	28%	20%	13%	33%	28%
NSOs	8	6	13	7	13


SHAKE SHACK
BURGERS FROZEN CUSTARD FRIES SHAKES HOT DOGS CONCRETES FLOATS
Miyana, Mexico City, Mexico


SHAKE SHACK drive thru
drive thru
Al Barsha, Dubai, United Arab Emirates
Our first international drive-thru

Fiscal April 2023

centralwOrld, Bangkok, Thailand
Centum City, Busan, Korea
MixC, Fuzhou, China
Aranya, Qinhuangdao, China

Fiscal May 2023

Camden, London, United Kingdom
Miyana, Mexico City, Mexico
North Edsa, Quezon City, Philippines

Fiscal June 2023

Lotus, Istanbul, Turkey
Clapham, London, United Kingdom
Tiandi, Wuhan, China
Dahia, Kuwait City, Kuwait
MixC, Chongqing, China
Al Barsha, Dubai, UAE

Fiscal July & August 2023

New Baltimore Travel Plaza, NY, USA
Taikoo Hui, Guangzhou, China
Ahmadi Park, Al Ahmadi, Kuwait
Atlantis, Bahamas
Metroplaza, Hong Kong
Raffles City, Shanghai, China
MixC, Chengdu, China

1. Licensing sales is an operating measure and consists of sales from domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.

7

SHACK-LEVEL OPERATING PROFIT

Improving profitability in our Shacks is a key pillar of our 2023 Strategic Priorities, and we again showed strong progress against this goal in the second quarter.

Second quarter Shack-level operating profit[1,2] grew 32.3% year-over-year to $55m and Shack-level operating profit margin reached 21.0% of Shack sales, 240 bps ahead of last year, excluding the benefit of sponsorship credits related to our 2Q2022 leadership retreat.

We expect mid single-digit blended food and paper inflation in the second half of this year and continued investments in our teams in FY2023.

The components of our Shack-level costs in the second quarter (covered in more detail in the following pages) are as follows:

- Food and paper costs were 29.0% of Shack sales.
- Labor and related expenses were 28.7% of Shack sales.
- Other operating expenses were 13.8% of Shack sales.
- Occupancy and related expenses were 7.6% of Shack sales.

Shack-level Operating Profit[1,2] ($)

Shack-level operating profit grew 32.3% year-over-year, excluding the benefit of retreat credits in 2Q223.



$42M
excl. retreat credits
$36M
$44M
$45M
$55M
2Q22
3Q22
4Q22
1Q23
2Q23

Shack-level Operating Profit Margin[1,2] (%)

Shack-level operating profit margin expanded 240 bps year-over-year, excluding the benefit of retreat credits in 2Q2022.



18.6%
excl. retreat credits
16.4%
19.0%
18.3%
21.0%
2Q22
3Q22
4Q22
1Q23
2Q23



RANCH

1. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. Second quarter 2022 Shack-level operating profit margin was 19.0%, adjusted for the reclassification of certain marketing expenses from Other operating expenses to G&A expenses. Excluding the ~40 bps benefit from leadership retreat sponsorship credits, second quarter 2022 Shack-level operating profit margin was 18.6%.
2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and twenty-six weeks ended June 28, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

8

SHACK-LEVEL OPERATING PROFIT

We expanded our 2Q2023 Shack Level Operating Profit Margin by 240 bps year-over-year to 21.0%,[1] showing significant progress against our 2023 Strategic Priority to improve our restaurant profitability. We implemented many initiatives with the creation of the 2023 plan and contemplated a degree of benefit in our guidance.

Operational Improvements

- We are working closely with our operators on executing improvement plans across our Shacks, with major call outs including:
  - Increasing operating hours with improved staffing and retention.
  - Deep focus on hourly labor and manager scheduling and regular communications with finance and operations on divergences.
  - Further reductions in waste.
  - T&E discipline.
  - Bespoke budgeting plans and regular CFO dialogue with operators for Shacks that are tracking below expectations.

Dynamic Labor Scheduling

- We continue to improve labor scheduling standards to better align staffing to the most up to date sales forecasts in our Shacks, leveraging real-time data and analytics.
- This is helping us to pivot quicker when sales trends change and provide a great guest experience.

Kiosk Retrofits

- Nearly 250 Shacks had kiosks as of 2Q2023 end, and we have doubled our kiosk sales year-over-year. Kiosk is our most profitable channel.
- Kiosk average order values are approximately a high single-digit percent above in-Shack levels, driven by higher items per check and mix.
- We are using fewer labor hours in our Shacks that have kiosks and look to build on this benefit in coming quarters.

Updated Packaging Standards

- We have streamlined our packaging, condiments, and utensils standards for to-go orders to reduce costs while maintaining the off-premise guest experience.
- We continue to focus on other supply chain strategies.

1. Second quarter 2022 Shack-level operating profit margin was 19.0%, adjusted for the reclassification of certain marketing expenses from Other operating expenses to G&A expenses. Excluding the ~40 bps benefit from leadership retreat sponsorship credits, second quarter 2022 Shack-level operating profit margin was 18.6%.

9

SHACK-LEVEL OPERATING PROFIT
FOOD & PAPER COSTS

Food and paper costs were 29.0% of Shack sales in the second quarter, down 100 bps[1] year-over-year. Food and paper costs rose high single-digits year-over-year against high single-digit year-over-year menu price. Beef prices rose mid single-digits quarter-over-quarter and increased high single-digits year-over-year. Fry costs rose by more than 20% year-over-year, and many items in our overall basket remained inflationary.

Paper and packaging costs rose mid single-digits year-over-year. Into 2H2023, we expect paper and packing inflation to become more benign.

COGS as a % of Shack Sales


30.0%
excl. retreat credits
30.9%
29.5%
29.4%
29.0%
2Q22[1]
3Q22
4Q22
1Q23
2Q23

We plan for continued inflationary pressures for the rest of the year. Beef costs remain highly uncertain into the back half of 2023. We continue to expect beef costs to rise by low double-digits in 2H2023 and we saw inflation accelerate during the second quarter. Excluding beef, we expect year-over-year inflation to remain, but ease sequentially in the second half of 2023 versus the first half of the year.

Food and Paper Inflationary Pressures

Commodities	Basket Range	2Q2023 YoY Actual Inflation	3Q2023 YoY Inflation Outlook*	FY2023 YoY Inflation Outlook*
Beef	~ 25% to 30%[3]	+ HSD %	+ LDD %	+ MSD % to + HSD %
Total Food[2]	~ 90%[4]	+ HSD %	+ MSD %	+ MSD % to + HSD %
Paper and Packaging	~ 10%[5]	+ MSD %	- LSD %	+ LSD %
Blended Food & Paper	**100%**	**+ HSD %**	**+ MSD %**	**+ MSD % to + HSD %**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.


APP + ONLINE
ORDER
Kentlands, MD

1. Second quarter 2022 food and paper costs as a % of Shack sales of 30.0% excludes a ~40 bps benefit from credits related to our leadership retreat. Including the benefit, Second quarter 2022 food and paper costs as a % of Shack sales is 29.6%
2. Total Food includes food and beverage.
3. Beef basket range calculated as a % of Total Food.
4. Total Food basket range calculated as a % of Total Blended Food & Paper.
5. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

10

SHACK-LEVEL OPERATING PROFIT LABOR, OTHER OPEX & OCCUPANCY

Labor as a % of Shack Sales


29.5%
29.4%
28.9%
30.4%
28.7%
2Q22
3Q22
4Q22
1Q23
2Q23

Labor and related expenses ("Labor") were 28.7% of Shack sales in the second quarter, down 80 bps year-over-year. We expect wage inflation to rise by mid single-digits in 2023 as we make continued investments in our team members. During the second quarter, we delivered efficiencies in labor through our operational improvement plan, with strategies including kiosk retrofits and dynamic labor scheduling. We look to build on these strategies in the coming quarters.

Other Opex as a % of Shack Sales[1]


14.4%
15.3%
14.6%
14.3%
13.8%
2Q22
3Q22
4Q22
1Q23
2Q23

Other operating expenses ("Other opex") were 13.8% of Shack sales in the second quarter, down 60 bps year-over-year. We lowered Other opex as a percentage of Shack sales as delivery sales mix declined year-over-year. Additionally, we drove more guests into our own more profitable channels and worked with our operators to identify efficiencies and improve restaurant profitability.

Occupancy as a % of Shack Sales


7.5%
7.9%
7.9%
7.6%
7.6%
2Q22
3Q22
4Q22
1Q23
2Q23

Occupancy and related expenses ("Occupancy") were 7.6% of Shack sales in the second quarter, up 10 bps year-over-year.



1. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and twenty-six weeks ended June 28, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

11

DEVELOPMENT INVESTMENT STRATEGY

We are targeting to improve Shack returns through a combination of our operational and development improvement strategies. Our average unit volumes remain above long-term targets while early success of our 2023 Strategic Priorities gives us confidence in improving margins and lowering build costs.

We are targeting approximately 10% year-over-year reduction in our Class of 2024 net build costs. A few Shacks in our Class of 2023 are tracking high above budget. This, in addition to continued inflation and supply chain challenges, is having an outsized impact on our average build costs. However, our development improvement strategies, which include standardization, streamlined opening process, and optimized footprints, are already showing potential to reduce average build costs in coming years and we expect to see growing benefits from this in FY2024 and beyond.

Strategies to Optimize Development Investments:

- Standardization of NSOs with prototypes by format, including drive-thru.
- Reducing the footprint of certain Shacks to match the demand for dine-in, digital, and drive-thru.
- Refinement of deal sites to optimize cost structure and investments.
- Leveraging internal and external data to better inform format by site, in addition to other decisions.

Average Net Shack Build Cost[1]


$2.0M
$2.0M
$2.4M
$2.6M
$2.3M to $2.4M
2020A
2021A
2022A
2023E
2024E



Willow Place, VA
Drive Thru Format


SHAKE SHACK
512

Irvine Spectrum, CA
Core Format

1. Average net Shack build cost includes the initial build costs, net of tenant improvements (received and expected) and excludes pre-opening costs.

12

ADDITIONAL EXPENSES & ADJUSTED EBITDA

G&A Expenses[1,2]


$29M
$29M
excl. legal expense
$27M
$32M
$31M
$30M
excl. legal & prof. fees
$32M
$30M
excl. prof. fees
2Q22
3Q22
4Q22
1Q23
2Q23

1. FY22 G&A excludes $6.7m of legal expense in FY22; including the legal expense FY22 G&A expense was $120.0m. 1Q23 G&A excludes $1.6m of legal expense and professional fees. 2Q2023 excludes $1.7m of professional fees.

Second quarter General and administrative ("G&A") expenses were $31.5m, or $29.8m excluding $1.7m related to professional fees. G&A increased year-over-year primarily to support our teams and the 40 domestic Company-operated Shack openings since the second quarter 2022.

Depreciation and Amortization Expense


$18M
$19M
$19M
$21M
$22M
2Q22
3Q22
4Q22
1Q23
2Q23

Depreciation and amortization expense increased to $22.3m as we opened more Shacks. Our Depreciation and amortization expense increases as we put development and other IT assets into service.

Pre-opening Costs


$3M
$3M
$6M
$4M
$6M
2Q22
3Q22
4Q22
1Q23
2Q23

Pre-opening costs of $5.6m rose 97.6% year-over-year. By the end of the third quarter, we expect to have opened about 27 Shacks YTD in 2023 versus only 14 in 2022. This sharp rise in openings YTD was the main contributor of higher cash and non-cash pre-opening expense year-over-year. We expect 2Q2023 pre-opening expense per NSO in the quarter to be a highwater mark and are targeting a ~10% improvement from 2023 levels in 2024.

Adjusted EBITDA[3]


$23M
$20M
$20M
$28M
$37M
2Q22
3Q22
4Q22
1Q23
2Q23

Adjusted EBITDA grew 61.9% year-over-year to $37.1m, or 13.6% of Total revenue. EBITDA adjustments for 2Q2023 totaled $6.9m, consisting of (i) equity-based compensation of $3.9m, (ii) professional fees of $1.7m, (iii) impairments & disposals of $0.9m, and (iv) amortization of software implementation costs of $0.4m. We are no longer adjusting for deferred lease costs and have adjusted prior periods accordingly.

2. We have reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen weeks and twenty-six weeks ended June 28, 2023. The prior periods have been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.
3. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

13

FINANCIAL OUTLOOK

Fiscal third quarter and fiscal year 2023 guidance is derived from preliminary, unaudited results, based on information currently available to the Company, including an assumption of a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and does not reflect any additional unknown development delays. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ending September 27, 2023 and its Annual Report on Form10-K for the fiscal year ending December 27, 2023.

Q3 2023 Guidance

Domestic Company-operated openings	10 - 12
Licensed openings	11 - 13
Total revenue	$273.5m - $278.0m
Licensing revenue	$10.5m - $11.0m
Same-Shack sales versus 2022	+ LSD% to MSD%
Shack-level operating profit margin	Approximately 20.0%

FY 2023 Guidance

Domestic Company-operated openings	Approximately 40
Licensed openings	Approximately 35
Total revenue	$1.07b - $1.08b
Licensing revenue	$40m - $41m
Same-Shack sales versus 2022	+ LSD% to MSD%
Shack-level operating profit margin	19.25% - 20.0%
General and administrative expenses	$125m - $130m[1,2]
Equity-based compensation	Approximately $17m
Depreciation and amortization expense	$88m - $93m
Pre-opening costs	$17m - $19m
Adjusted EBITDA[3]	$120m - $130m
Adjusted Pro Forma Tax Rate	16% - 18%

1. G&A includes approximately $15.5m of the approximately $17m total Equity-based compensation.
2. G&A guidance excludes $1.6m of legal and professional fees from 1Q2023 and $1.7m of professional fees from 2Q2023. Including these expenses, G&A guidance would be $128.3m to $133.3m.
3. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company is not able to reconcile the guided non-GAAP estimates to the most directly comparable GAAP financial measure without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy. Accordingly, the most directly comparable guided GAAP estimates are not provided. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 28, 2022, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

14

“Today was the day: Veggie Shack day. It is by far one of the best veggie patties out there 😍😍“ “The @shakeshack veggie shack has no business being so good. Pls never take it off the menu” “Can’t wait to go to shake shack to get my vegan milkshake and veggie burger 😍😍” “I don’t tweet much anymore but the Veggie Shack and non-dairy chocolate milkshake from @shakeshack were so good 😭😭” “Omg this Shake Shack veggie burger is bussin…. Non meat eaters we really won 😭😭 @shakeshack” GUEST QUOTES

Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 17 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2023, expected development targets, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services, the Company's kiosk, digital, drive-thru and multiple format investments and strategies, full year and Q3 2023 guidance, and statements relating to the impact of COVID-19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2022 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 18 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from the Company's domestic Company-operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Shack-level operating profit,” a non-GAAP measure, also referred to as restaurant profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. "Shack-level operating profit margin," a non-GAAP measure, also referred to as restaurant margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Thirteen weeks ended	
	June 28, 2023	June 29, 2022
Shacks in the comparable base	197	165
Shack counts (at end of period):		
System-wide total	471	395
Domestic Company-operated	270	230
Licensed total	201	165
Domestic Licensed	35	27
International Licensed	166	138

Development Highlights

During the second quarter of 2023, we opened ten new domestic Company-operated Shacks and thirteen new licensed Shacks. Below are Shacks opened during the second quarter of 2023.

Location	Type	Opening Date
Bangkok, Thailand — centralwOrld	International Licensed	3/30/2023
Busan, Korea — Centum City	International Licensed	4/6/2023
Fuzhou, China — MixC	International Licensed	4/8/2023
Qinhuangdao, China — Aranya	International Licensed	4/22/2023
Portland, OR — West End Portland	Domestic Company-operated	4/24/2023
Jersey City, NJ — Jersey City	Domestic Company-operated	4/27/2023
London, United Kingdom — Camden	International Licensed	4/27/2023
Gaithersburg, MD — Kentlands	Domestic Company-operated	5/3/2023
Mexico City, Mexico — Miyana	International Licensed	5/18/2023
Quezon City, Philippines — North Edsa	International Licensed	5/19/2023
Lancaster, PA — Lancaster	Domestic Company-operated	5/22/2023
Irvine, CA — Irvine Spectrum	Domestic Company-operated	5/26/2023
London, United Kingdom — Clapham	International Licensed	6/1/2023
Istanbul, Turkey — Lotus	International Licensed	6/1/2023
Westlake, OH — Westlake	Domestic Company-operated	6/5/2023
Wuhan, China — Tiandi	International Licensed	6/10/2023
Richmond, PA — Willow Place	Domestic Company-operated	6/12/2023
Kuwait City, Kuwait — Dahia	International Licensed	6/12/2023
Chongqing, China — Chongqing MixC	International Licensed	6/18/2023
Sugar Land, TX — Sugar Land	Domestic Company-operated	6/22/2023
National City, CA — Westfield Plaza Bonita	Domestic Company-operated	6/23/2023
Dubai, UAE — Al Barsha	International Licensed	6/26/2023
McKinney, TX — McKinney	Domestic Company-operated	6/28/2023

19

B A L A N C E S H E E T S ( U N A U D I T E D ) 20 June 28, December 28, 2023 2022 ASSETS Current assets: Cash and cash equivalents 203,697$ 230,521$ Marketable securities 91,537 80,707 Accounts receivable, net 14,332 13,877 Inventories 4,674 4,184 Prepaid expenses and other current assets 15,278 14,699 Total current assets 329,518 343,988 Property and equipment, net of accumulated depreciation of $331,571 and $290,362 respectively 500,085 467,031 Operating lease assets 385,386 367,488 Deferred income taxes, net 302,025 300,538 Other assets 15,802 15,817 TOTAL ASSETS 1,532,816$ 1,494,862$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 17,005$ 20,407$ Accrued expenses 50,588 47,945 Accrued wages and related liabilities 18,221 17,576 Operating lease liabilities, current 46,490 42,238 Other current liabilities 17,881 19,552 Total current liabilities 150,185 147,718 Long-term debt 245,113 244,589 Long-term operating lease liabilities 448,580 427,227 Liabilities under tax receivable agreement, net of current portion 235,361 234,893 Other long-term liabilities 22,218 20,687 Total liabilities 1,101,457 1,075,114 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of March 29, 2023 and December 28, 2022. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,449,246 and 39,284,998 shares issued and outstanding as of June 28, 2023 and December 28, 2022, respectively. 39 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,844,513 and 2,869,513 shares issued and outstanding as of June 28, 2023 and December 28, 2022, respectively. 3 3 Additional paid-in capital 421,356 415,611 Accumulated deficit (15,123) (20,537) Accumulated other comprehensive loss (4) - Total stockholders' equity attributable to Shake Shack, Inc. 406,271 395,116 Non-controlling interests 25,088 24,632 Total equity 431,359 419,748 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,532,816$ 1,494,862$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME (LOSS) (UNAUDITED)

(in thousands, except per share amounts)	Thirteen Weeks Ended				Twenty-Six Weeks Ended			
	June 28, 2023		June 29, 2022		June 28, 2023		June 29, 2022	
Shack sales	$ 261,810	96.3%	$ 223,054	96.7%	$ 506,064	96.4%	$ 419,845	96.7%
Licensing revenue	9,995	3.7%	7,698	3.3%	19,019	3.6%	14,298	3.3%
TOTAL REVENUE	271,805	100.0%	230,752	100.0%	525,083	100.0%	434,143	100.0%
Shack-level operating expenses[(1)]:								
Food and paper costs	75,800	29.0%	65,987	29.6%	147,572	29.2%	125,871	30.0%
Labor and related expenses	75,158	28.7%	65,851	29.5%	149,422	29.5%	126,316	30.1%
Other operating expenses[(2)]	36,109	13.8%	32,151	14.4%	71,045	14.0%	62,322	14.8%
Occupancy and related expenses	19,801	7.6%	16,657	7.5%	38,384	7.6%	32,933	7.8%
General and administrative expenses[(2)]	31,476	11.6%	29,487	12.8%	62,787	12.0%	60,873	14.0%
Depreciation and amortization expense	22,252	8.2%	18,087	7.8%	43,574	8.3%	34,942	8.0%
Pre-opening costs	5,577	2.1%	2,823	1.2%	9,134	1.7%	5,535	1.3%
Impairment and loss on disposal of assets	884	0.3%	528	0.2%	1,606	0.3%	1,105	0.3%
TOTAL EXPENSES	267,057	98.3%	231,571	100.4%	523,524	99.7%	449,897	103.6%
INCOME (LOSS) FROM OPERATIONS	4,748	1.7%	(819)	(0.4)%	1,559	0.3%	(15,754)	(3.6)%
Other income, net	3,227	1.2%	538	0.2%	6,064	1.2%	249	0.1%
Interest expense	(405)	(0.1)%	(315)	(0.1)%	(808)	(0.2)%	(670)	(0.2)%
INCOME (LOSS) BEFORE INCOME TAXES	7,570	2.8%	(596)	(0.3)%	6,815	1.3%	(16,175)	(3.7)%
Income tax expense (benefit)	347	0.1%	707	0.3%	1,214	0.2%	(3,590)	(0.8)%
NET INCOME (LOSS)	7,223	2.7%	(1,303)	(0.6)%	5,601	1.1%	(12,585)	(2.9)%
Less: Net income (loss) attributable to non-controlling interests	275	0.1%	(115)	0.0%	187	– %	(1,235)	(0.3)%
NET INCOME (LOSS) ATTRIBUTABLE TO SHAKE SHACK INC.	$ 6,948	2.6%	$ (1,188)	(0.5)%	$ 5,414	1.0%	$ (11,350)	(2.6)%
Earnings (loss) per share of Class A common stock:								
Basic	$ 0.18		$ (0.03)		$ 0.14		$ (0.29)	
Diluted	$ 0.16		$ (0.03)		$ 0.13		$ (0.29)	
Weighted-average shares of Class A common stock outstanding:								
Basic	39,416		39,227		39,374		39,195	
Diluted	43,886		39,227		43,837		39,195	

(1) As a percentage of Shack sales.

(2) The Company has reclassified certain marketing expenses from Other operating expenses to G&A expenses for the thirteen and twenty-six weeks ended June 28, 2023. The prior period has been updated to conform with the current year presentation. The reclassification does not have a material impact on our results.

21

C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 22 (in thousands) June 28, June 29, 2023 2022 OPERATING ACTIVITIES Net income (loss) (including amounts attributable to non-controlling interests) 5,601$ (12,585)$ Adjustments to reconcile net income (loss) to net cash provided by operating activities Depreciation and amortization expense 43,574 34,942 Amortization of debt issuance costs 524 524 Amortization of cloud computing asset 880 683 Non-cash operating lease cost 32,598 28,010 Equity-based compensation 7,734 6,640 Deferred income taxes 2,733 8,392 Non-cash interest expense 99 28 Gain on sale of equity securities (81) — Net amortization of discount on held-to-maturity securities (89) — Impairment and loss on disposal of assets 1,606 1,105 Unrealized loss on equity securities — 561 Changes in operating assets and liabilities: Accounts receivable (455) 1,721 Inventories (490) (105) Prepaid expenses and other current assets (519) (3,964) Other assets (3,217) (4,090) Accounts payable (3,939) (1,104) Accrued expenses 39 (13,208) Accrued wages and related liabilities 592 3,802 Other current liabilities (2,081) 4,929 Operating lease liabilities (25,584) (21,102) Other long-term liabilities 2,666 (15) NET CASH PROVIDED BY OPERATING ACTIVITIES 62,191 35,164 INVESTING ACTIVITIES Purchases of property and equipment (74,755) (55,268) Purchases of held-to-maturity securities (91,448) — Purchases of equity securities (690) (186) Sales of equity securities 81,478 — NET CASH USED IN INVESTING ACTIVITIES (85,415) (55,454) FINANCING ACTIVITIES Payments on principal of financing leases (1,504) (1,513) Distributions paid to non-controlling interest holders (52) (324) Proceeds from stock option exercises 630 175 Employee withholding taxes related to net settled equity awards (2,670) (2,120) NET CASH USED IN FINANCING ACTIVITIES (3,596) (3,782) Effect of exchange rate changes on cash and cash equivalents (4) (2) DECREASE IN CASH AND CASH EQUIVALENTS (26,824) (24,074) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 230,521 302,406 CASH AND CASH EQUIVALENTS AT END OF PERIOD 203,697$ 278,332$ Twenty-Six Weeks Ended

S H A C K - L E V E L O P E R AT I N G P R O F I T D E F I N I T I O N S 23 Shack-Level Operating Profit Shack-level operating profit, a non-GAAP measure, also referred to as restaurant profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Shack-level Operating Profit Margin Shack-level operating profit margin, a non-GAAP measure, also referred to as restaurant margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack- level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision- making. Limitations of the Usefulness of this Measure Shack-level operating profit and Shack-level operating profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Shack-level operating profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

SHACK-LEVEL OPERATING PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended June 28, 2023	Thirteen Weeks Ended June 29, 2022	Twenty-Six Weeks Ended June 28, 2023	Twenty-Six Weeks Ended June 29, 2022
Income (loss) from operations	$ 4,748	$ (819)	$ 1,559	$ (15,754)
Less:				
Licensing revenue	9,995	7,698	19,019	14,298
Add:				
General and administrative expenses[1]	31,476	29,487	62,787	60,873
Depreciation and amortization expense	22,252	18,087	43,574	34,942
Pre-opening costs	5,577	2,823	9,134	5,535
Impairment and loss on disposal of assets	884	528	1,606	1,105
Shack-level operating profit	$ 54,942	$ 42,408	$ 99,641	$ 72,403
Total revenue	$ 271,805	$ 230,752	$ 525,083	$ 434,143
Less: Licensing revenue	9,995	7,698	19,019	14,298
Shack sales	$ 261,810	$ 223,054	$ 506,064	$ 419,845
Shack-level operating profit margin[2,3]	21.0%	19.0%	19.7%	17.2%

(1) The Company has elected to reclassify certain marketing expenses from Other operating expenses to General and administrative expenses in the accompanying Condensed Consolidated Financial Statements for prior periods to be comparable with the classification for the thirteen and twenty-six weeks ended June 28, 2023.

(2) For the twenty-six weeks ended June 29, 2022, Shack-level operating profit margin includes a $1,281 cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales.

(3) As a percentage of Shack sales.

24

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairment and loss on the disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. In the first quarter of 2023, the Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. The Company believes excluding both of these items improves the usefulness of Adjusted EBITDA as these items are characteristic of the Company’s ongoing operations and such presentation is consistent with other companies in the restaurant industry. Previously reported periods have been revised to conform to the current period presentation. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 25

ADJUSTED EBITDA

(dollar amounts in thousands)	Thirteen Weeks Ended June 28, 2023	Thirteen Weeks Ended June 29, 2022	Twenty-Six Weeks Ended June 28, 2023	Twenty-Six Weeks Ended June 29, 2022
Net income (loss)	$ 7,223	$ (1,303)	$ 5,601	$ (12,585)
Depreciation and amortization expense	22,252	18,087	43,574	34,942
Interest expense, net	278	315	681	670
Income tax expense (benefit)	347	707	1,214	(3,590)
EBITDA	30,100	17,806	51,070	19,437
Equity-based compensation	3,932	3,452	7,734	6,640
Amortization of cloud-based software implementation costs	441	351	880	683
Impairment and loss on disposal of assets	884	528	1,606	1,105
Legal settlements	-	750	1,004	6,750
Gift card breakage cumulative catch-up adjustment	-	-	-	(1,281)
Other[1]	1,693	-	2,321	-
Adjusted EBITDA	$ 37,050	$ 22,887	$ 64,615	$ 33,334
Adjusted EBITDA margin[2]	13.6%	9.9%	12.3%	7.7%

(1) Related to professional fees for a non-recurring matter.

(2) Calculated as a percentage of Total revenue, which was $271.8 million and $525.1 million for the thirteen and twenty-six weeks ended June 28, 2023, respectively, and $230.8 million and $434.1 million for the thirteen and twenty-six weeks ended June 29, 2022, respectively.

26

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share Adjusted pro forma net loss represents Net loss attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma loss per fully exchanged and diluted share is calculated by dividing adjusted pro forma net loss by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. In the first quarter of 2023, the Company revised its definition of Adjusted Pro Forma Net Income to exclude executive transition costs as an adjustment to the measure. Previously reported periods have been revised to conform to the current period presentation. See "EBITDA and Adjusted EBITDA" above for additional information. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E D E F I N I T I O N S 27

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)	Thirteen Weeks Ended June 28, 2023	Thirteen Weeks Ended June 29, 2022	Twenty-Six Weeks Ended June 28, 2023	Twenty-Six Weeks Ended June 29, 2022
Numerator:				
Net income (loss) attributable to Shake Shack Inc.	$ 6,948	$ (1,188)	$ 5,414	$ (11,350)
Adjustments:				
Reallocation of Net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests[1]	275	(115)	187	(1,235)
Legal settlements	-	750	1,004	6,750
Gift card breakage cumulative catch-up adjustment	-	-	-	(1,281)
Other[2]	1,693	-	2,321	-
Tax impact of above adjustments[3]	(1,036)	684	(1,336)	(911)
Adjusted pro forma net income (loss)	$ 7,880	$ 131	$ 7,590	$ (8,027)
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	43,886	39,227	43,837	39,195
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[1]	-	2,906	-	2,913
Dilutive effect of stock options	-	104	-	-
Dilutive effect of convertible notes	-	1,467	-	-
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	43,886	43,704	43,837	42,108
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ 0.18	$ 0.00	$ 0.17	$ (0.19)

	Thirteen Weeks Ended June 28, 2023	Thirteen Weeks Ended June 29, 2022	Twenty-Six Weeks Ended June 28, 2023	Twenty-Six Weeks Ended June 29, 2022
Earnings (loss) per share of Class A common stock—diluted	$ 0.16	$ (0.03)	$ 0.13	$ (0.29)
Assumed exchange of LLC Interests for shares of Class A common stock[1]	-	-	-	(0.01)
Non-GAAP adjustments[4]	0.02	0.03	0.04	0.11
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ 0.18	$ -	$ 0.17	$ (0.19)

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interests.

(2) Related to professional fees for a non-recurring matter.

(3) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 14.9% and 25.1% for the thirteen and twenty-six weeks ended June 28, 2023, respectively, and 14.9% and 25.0% for the thirteen and twenty-six weeks ended June 29, 2022, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(4) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted Pro Forma Net Income (Loss) above, for additional information.

28

Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 29

2 0 2 3 A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E 30 2 0 2 2 A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E (dollar amounts in thousands) Income Tax Expense (Benefit) Income (Loss) Before Income Taxes Effective Tax Rate Income Tax Expense (Benefit) Income Before Income Taxes Effective Tax Rate As reported 347$ 7,570$ 4.6% 1,214$ 6,815$ 17.8% Non-GAAP adjustments (before tax): Legal settlement - - - - 1,004 - Professional Fees for a non-recurring matter - 1,692.91 - 2,321 - Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests 1,036 - - 1,336 - - Adjusted pro forma 1,383$ 9,263$ 14.9% 2,550$ 10,140$ 25.1% Less: Net tax impact from stock-based compensation 63 - - (953) - - Adjusted pro forma (excluding windfall tax benefits) 1,446$ 9,263$ 15.6% 1,597$ 10,140$ 15.7% Fiscal Quarter Ended Fiscal Year Ended June 28, 2023 June 28, 2023 (dollar amounts in thousands) Income Tax Expense (Benefit) Income (Loss) Before Income Taxes Effective Tax Rate Income Tax Expense (Benefit) Income Before Income Taxes Effective Tax Rate As reported 707$ (596)$ -118.6% (3,590)$ (16,175)$ 22.2% Non-GAAP adjustments (before tax): Legal settlement - 750 - - 6,750 - Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests (684) - - 911 - - Adjusted pro forma 23$ 154$ 14.9% (2,679)$ (10,706)$ 25.0% Less: Net tax impact from stock-based compensation (4) - - (424) - - Adjusted pro forma (excluding windfall tax benefits) 19 154$ 12.0% (3,103)$ (10,706)$ 29.0% June 29, 2022 June 29, 2022 Fiscal Quarter Ended Fiscal Year EndedThirteen Weeks Ended Twenty-Six Weeks Ended $ 1,693 Thirteen Weeks Ended Twenty-Six Weeks Ended

INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION